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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: November 21, 2001
                        (Date of earliest event reported)

                              INCYTE GENOMICS, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                     0-27488                  94-3136539
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

                 3160 Porter Drive, Palo Alto, California 94304
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (650) 855-0555


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Item 5.  Other Events.
         ------------

     On November 21, 2001, Incyte Genomics, Inc. (the "Company") filed a complaint against Invitrogen Corporation in the United States District Court for the Southern District of California alleging infringement of sixteen patents. Eleven of the asserted patents (U.S. patent numbers 5,633,149, 5,637,462, 5,817,497, 5,776,753, 5,840,535, 5,853,997, 5,874,535, 5,919,686, 5,925,542,
5,962,263, and 6,001,598) are gene patents. Three of the patents (U.S. patent numbers 5,716,785, 5,891,636, and 6,291,170) relate to RNA amplification and gene expression. Two of the patents (U.S. patent numbers 5,807,522, and 6,110,426) relate to methods of fabricating microarrays of biological samples. The complaint seeks a permanent injunction enjoining Invitrogen from further infringement of the patents at issue, damages for Invitrogen's conduct, as well as the Company's fees, costs, and interest. The Company further seeks triple damages from the infringement claim based on Invitrogen's willful infringement of the Company's patents. Invitrogen's response to the Company's Complaint is due on December 11, 2001.

     On November 21, 2001, the Company filed its Answer to the Complaint filed by Invitrogen in the United States District Court for the District of Delaware. In addition to its answers to Invitrogen's patent infringement claims, the Company asserted seven counterclaims against Invitrogen seeking declaratory relief with respect to the patents at issue, implied license, estoppel, laches, and patent misuse. The Company also seeks its fees, costs, and expenses. Invitrogen's response to the Company's counterclaims is due on December 11, 2001. The Company believes it has meritorious defenses and intends to defend vigorously the suit brought by Invitrogen.

     Simultaneously with the filing of its Answer, the Company filed a motion to transfer the action from the United States District Court for the District of Delaware to the United States District Court for the District of Maryland, where Invitrogen Corporation is currently a party to three infringement actions alleging infringement of the same patents-in-suit.

     On November 26, 2001, the Company announced that Paul A. Friedman, M.D. was hired as the Company's Chief Executive Officer. In addition, Robert Stein, M.D., Ph.D. was named President and Chief Scientific Officer of the Company. Paul A. Friedman, Robert Stein and Julian Baker, Managing Partner of Baker/Tisch Investments, have also been elected to the Company's Board of Directors . The Company's current Chief Executive Officer and co-founder, Roy A. Whitfield, has been elected Chairman of the Company's Board of Directors, succeeding co-founder Randal W. Scott, Ph.D.

     Except for the historical information contained herein, the matters set forth in this Current Report, including without limitation, the outcome of any of the litigation matters between Incyte and Invitrogen, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including without limitation the impact of competition and technological advances, changes in the Company's business plan, uncertainties associated with changes in patent laws, developments in and expenses related to litigation proceedings, and other risks detailed from

                                      -2-


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time to time in the Company's SEC reports, including its Quarterly Report on
Form 10-Q for the quarter ended September 30, 2001. The Company disclaims any intent or obligation to update or revise these forward-looking statements.

                                      -3-


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: November 30, 2001.


                                            INCYTE GENOMICS, INC.




                                            By:      /s/ Lee Bendekgey
                                                --------------------------------
                                                         Lee Bendekgey
                                                  Executive Vice President and
                                                        General Counsel


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